UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2006
ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center Professional Offices Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 1, 2006, José Enrique Fernández announced at the annual meeting of stockholders of Oriental Financial Group Inc. (the “Company”) that he will not be available for re-election as Chairman of the Company’s Board of Directors (the “Board”). Mr. Fernández, however, was re-elected as a director and will continue to be a member of the Board. There were no disagreements between the Company and Mr. Fernández leading to his decision to step down as Chairman of the Board.
     On said date, the Board elected José J. Gil de Lamadrid, CPA, as its new Chairman. Mr. Gil de Lamadrid has been a member of the Board since December 28, 2004 and was the Chairman of its Audit Committee from February 22, 2005 through November 1, 2006. The Board also elected Nelson García, CPA, as the new Chairman of the Audit Committee. Mr. García has been a director and member of the Board’s Audit Committee since May 18, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: November 6, 2006	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary of the Board of Directors